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                                                                   Exhibit 99.07

                   FIFTH AMENDMENT TO REIMBURSEMENT AGREEMENT

         This FIFTH AMENDMENT TO REIMBURSEMENT AGREEMENT (this "Amendment"), dated as of September 15, 2000, by and among HILTON HOTELS CORPORATION, a Delaware corporation (the "Company"), DEUTSCHE BANK AG, NEW YORK BRANCH, as issuer of the Letter of Credit (in such capacity, the "Issuer"); DEUTSCHE BANK AG, NEW YORK BRANCH AS SUCCESSOR TO DEUTSCHE BANK AG, LOS ANGELES BRANCH, THE BANK OF NEW YORK, SOCIETE GENERALE, CITICORP USA, INC. (herein collectively, the "Banks" and individually a "Bank"); and DEUTSCHE BANK AG, NEW YORK BRANCH, as agent (in such capacity, the "Agent"). Unless otherwise expressly defined herein, any capitalized term used herein and defined in the Reimbursement Agreement (as defined below) shall have the meaning assigned to it in the Reimbursement Agreement.

                              W I T N E S S E T H :

         WHEREAS, the Issuer has issued that certain letter of credit No. 839-53762, dated May 16, 1996 (the "Letter of Credit"), pursuant to that certain reimbursement agreement, dated as of May 16, 1996, as amended by a First Amendment to Reimbursement Agreement, dated as of December 17, 1996, as further amended by a Second Amendment to Reimbursement Agreement, dated as of May 1, 1998, as further amended by that certain Letter Agreement, dated May 10, 1999, and as further amended by a Third Amendment to Reimbursement Agreement, dated as of June 30, 1999, and as further amended by a Fourth Amendment to Reimbursement Agreement, dated as of November 30, 1999 (collectively, the "Original Reimbursement Agreement"; as amended from time to time, including by this Agreement, the "Reimbursement Agreement"), by and between the Company, the Agent, the Issuer and the Banks;

         WHEREAS, the Company, the Issuer, the Agent and the Banks each desire to amend the Original Reimbursement Agreement in the manner and pursuant to the terms and conditions set forth herein;


         NOW, THEREFORE, in consideration of the promises made hereunder by the Company, the Issuer, the Agent and the Banks, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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         1.    AMENDMENTS TO REIMBURSEMENT AGREEMENT.

         1.1 CONSENTS. The Company, the Issuer, the Agent and each of the Banks executing this Agreement hereby consent to the following amendments to the Reimbursement Agreement on the terms and subject to the conditions set forth herein.

         1.2   DEFINITIONS.

         1.2.1 ADDITIONAL DEFINED TERM. The following definition is hereby added to the Reimbursement Agreement:

         "Consolidated Net Tangible Assets" means the total assets of the Company and its Consolidated Subsidiaries, after deducting therefrom (a) all current liabilities of the Company and its Consolidated Subsidiaries (excluding
(i) the current portion of long term indebtedness, (ii) inter-company liabilities, and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor thereon to a time more than twelve months from the time as of which the amount thereof is being computed), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the latest consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles.

         1.3   OTHER AMENDMENTS

         1.3.1 SECTION 7.07. Section 7.07(i) is hereby deleted in its entirety and amended in full to read as follows:

               "(i) Liens not otherwise permitted by the foregoing clauses of this Section which secure indebtedness in an aggregate principal amount which is not in excess of 10% of Consolidated Net Tangible Assets (determined as of the most recent date for which Company has delivered its financial statements under
               Section 7.01(a) or Section 7.10(b), as applicable), and encumbering assets which have a value, as determined by the board of directors of the Company in connection with the incurrence of each such Lien, which the board of directors of Company determines is reasonably related to the amount of the indebtedness secured thereby.

         2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Issuer, the Agent and the Banks as follows:

         2.1 AUTHORITY. The Company has all necessary power and has taken all corporate action necessary to make this Agreement and all other agreements and instruments executed in connection herewith the legal, valid and binding obligations they purport to be.

         2.2 NO LEGAL OBSTACLE TO AGREEMENT. The execution of this Agreement has not constituted or resulted in and will not constitute or result in a breach of any provision of any contract to which the Company is a party, or the violation of any law, judgment, decree or

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governmental order, rule or regulation applicable to, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of, the Company, except in favor of the Agent and the Banks or as permitted by the Reimbursement Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance of this Agreement, or the transactions contemplated hereby or thereby.

         2.3 INCORPORATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Article VI of the Reimbursement Agreement are true and correct in all respects on and as of the date hereof, as through made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

         2.4   DEFAULT. Upon this Agreement becoming effective pursuant to
Section 3.1 hereof, no Default or Event of Default has occurred and is continuing.

         3.    MISCELLANEOUS.

         3.1 EFFECTIVE DATE. This Amendment shall become effective on the date (the "Fifth Amendment Effective Date") when the Company, the Agent, the Issuer, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent.

         3.2 EFFECT OF AGREEMENT ON REIMBURSEMENT. Except as affected hereby, the Reimbursement Agreement, the other Related Documents and any and all other agreements, documents, certificates and other instruments executed in connection therewith, shall remain in full force and effect in accordance with their respective terms. Except as otherwise provided herein, the Reimbursement Agreement, the other Related Documents and any and all other agreements, documents, certificates and other instruments executed in connection therewith, are in all respects ratified and confirmed, and nothing contained in this Agreement shall, or shall be construed to, modify, invalidate or otherwise affect any provision of such agreements, documents, certificates and instruments or any right of the parties thereto.

         3.3 EFFECT OF BREACH OF AGREEMENT. The Company hereby acknowledges and agrees that a breach of or noncompliance with any of the representations, warranties, covenants or terms contained herein shall constitute an Event of Default.

         3.4 NO WAIVER OF EVENT OF DEFAULT. The execution of this Agreement by the Issuer, the Agent and the Banks does not constitute a waiver of any Event of Default which not exists or which may occur hereafter.

         3.5 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together

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constitute one and the same instrument. A complete set of counterparts shall be lodged with the Company and the Agent.

         3.6 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         3.7 REFERENCE. From and after the Fifth Amendment Effective Date, all references in the Reimbursement Agreement and each of the Related Documents to the Reimbursement Agreement shall be deemed to be references to the Reimbursement Agreement as amended hereby.

                                      * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                              THE COMPANY

                              HILTON HOTELS CORPORATION


                              By________________________________________________
                                Title: Matthew J. Hart, EVP & CFO

                              Hilton Hotels Corporation
                              9336 Civic Center Drive
                              Beverly Hills, CA 90210
                              Attention: Mariel Albrecht
                                         Vice President and Assistant Treasurer
                              Tel:       (310) 205-4331
                              Fax:       (310) 205-7849


                              THE AGENT

                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                                Agent


                              By________________________________________________
                                Title:


                              By________________________________________________
                                Title:

                              Deutsche Bank AG, New York Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: John Quinn
                              Tel:       (212) 250-6120
                              Fax:       (212) 250-2340

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                              THE ISSUER

                              DEUTSCHE BANK AG, NEW YORK BRANCH, as
                                Issuer of the Letter of Credit


                              By________________________________________________
                                Title:


                              By________________________________________________
                                Title:

                              Deutsche Bank AG, New York Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Volker Fischer
                                         Trade Finance
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880

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                              THE BANKS

                              DEUTSCHE BANK AG, NEW YORK BRANCH, AS
                                SUCCESSOR TO DEUTSCHE BANK AG, LOS
                                ANGELES BRANCH


                              By________________________________________________
                                Title:


                              By________________________________________________
                                Title:

                              Deutsche Bank AG, New York Branch, as Successor to
                                Deutsche Bank AG, Los Angeles Branch
                              31 West 52nd Street
                              New York, New York 10019
                              Attention: Thomas Foley
                                         Vice President
                              Tel:       (212) 469-8636
                              Fax:       (212) 469-7880


                              CITICORP USA, INC.


                              By________________________________________________
                                Title:

                              Citicorp USA, Inc.
                              c/o Salomon Smith Barney
                              390 Greenwich Street
                              1st Floor
                              New York, NY 10013
                              Attention: Michael Chlopak
                                         Vice President
                              Tel:       (212) 723-5899
                              Fax:       (212) 723-8380

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                              THE BANK OF NEW YORK


                              By________________________________________________
                                Title: Mehrasa Raygani
                                       Assistant Vice President

                              The Bank of New York
                              10990 Wilshire Boulevard
                              Suite 1125
                              Los Angeles, California 90024
                              Attention: Lisa Brown
                              Tel:       (310) 996-8656
                              Fax:       (310) 996-8667



                              SOCIETE GENERALE


                              By________________________________________________
                                Title:

                              Societe Generale
                              2029 Century Park East
                              Suite 2900
                              Los Angeles, California 90067
                              Attention: Alex Kim
                              Tel:       (310) 788-7104
                              Fax:       (310) 551-1537

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